As filed with the U.S. Securities and Exchange Commission on December 23, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Minerva Neurosciences, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	26-0784194
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1500 District Avenue Burlington, MA	01803
(Address of principal executive offices)	(Zip code)

Minerva Neurosciences, Inc. Amended and Restated 2013 Equity Incentive Plan

(Full title of the plan)

Remy Luthringer, Ph.D.

Chief Executive Officer

1500 District Avenue

Burlington, MA 01803

(Name and address of agent for service)

(617) 600-7373

(Telephone number, including area code, of agent for service)

Copies to:

Marc Recht

Ryan Sansom

Cooley LLP

500 Boylston Street, 14th Floor

Boston, MA 02116

(617) 937-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same benefit plan is effective.

The Registrant previously registered shares of its Common Stock for issuance under the Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on September  15, 2014 (File No. 333-198753), April  30, 2015 (File No. 333-203738), March  14, 2016 (File No. 333-210147), March  13, 2017 (File No. 333-216637), March  12, 2018 (File No. 333-223593), June  15, 2018 (File No. 333-225672) and August  7, 2020 (File No. 333-242460) (each, a “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission and the Prior Registration States are incorporated by reference into this Registration Statement:

•

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February  25, 2025 and on Form 10-K/A on April  21, 2025 and on Form 10-K/A on April 29, 2025;

•

The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September  30, 2025, filed with the Commission on May  13, 2025, August  14, 2025, and November 5, 2025, respectively;

•

The Registrant’s Current Reports on Form 8-K filed with the Commission on January  13, 2025; March  19, 2025; October  22, 2025; November  19, 2025; and December 22, 2025, to the extent the information in such reports is filed and not furnished;

•

The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December  31, 2024 from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on November 24, 2025, to the extent the information therein is filed and not furnished; and

•

The description of the Registrant’s Common Stock, which is contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 23, 2014, including any amendment or report filed for the purpose of updating such description, including the description of capital stock contained in the Registrant’s registration statement on Form S-3, filed with the Commission on December 23, 2025.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of the Registrant.	S-1/A	333-19516	3.1	June 10, 2014

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-36517	3.1	June 17, 2022

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant.	S-3	333-292410	3.3	December 23, 2025

4.4	Amended and Restated Bylaws of the Registrant.	10-Q	001-36517	3.2	November 4, 2019

4.5	Form of Common Stock Certificate of the Registrant.	S-1/A	333-195169	4.1	June 10, 2014

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this registration statement).

99.1	Amended and Restated 2013 Equity Incentive Plan.	8-K	001-36517	10.1	December 22, 2025

99.2	Form of Restricted Stock Unit Agreement under the Amended and Restated 2013 Equity Incentive Plan of the Registrant.	8-K	001-36517	10.1	December 16, 2016

99.3	Form of Option Grant Agreement under the Amended and Restated 2013 Equity Incentive Plan of the Registrant.	10-K	001-36517	10.36	March 13, 2017

107*	Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on December 23, 2025.

MINERVA NEUROSCIENCES, INC.

By:	/s/ Remy Luthringer, Ph.D.
Remy Luthringer, Ph.D.
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Remy Luthringer, Geoffrey Race and Frederick Ahlholm, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Remy Luthringer, Ph.D. Remy Luthringer, Ph.D.	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	December 23, 2025

/s/ Frederick Ahlholm Frederick Ahlholm	Chief Financial Officer (Principal Financial Officer)	December 23, 2025

/s/ Hans Peter Hasler Hans Peter Hasler	Member of the Board of Directors	December 23, 2025

/s/ David Kupfer, M.D. David Kupfer, M.D.	Member of the Board of Directors	December 23, 2025

/s/ Fouzia Laghrissi-Thode, M.D. Fouzia Laghrissi-Thode, M.D.	Member of the Board of Directors	December 23, 2025

/s/ Jan van Heek Jan van Heek	Member of the Board of Directors	December 23, 2025

/s/ Inderjit Kaul, M.D. Inderjit Kaul, M.D.	Member of the Board of Directors	December 23, 2025